SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   January 3, 2011

KURRANT FOOD ENTERPRISES, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

COLORADO	000-52210	20-3902781
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

194 Hermosa Circle
Durango, Colorado  81301
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

303- 349-9616
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On January 3, 2011 (the “Effective Date”), pursuant to the terms of Stock Purchase Agreements, Yang Zhi Qiang purchased 10,175,000 shares of the issued and outstanding stock of Kurrant Food Enterprises, Inc. (the “Company”) from three selling shareholders Christopher Bell, DJ Gregarek, and Huttner 1999 Partnership, Ltd. for a total aggregate amount of $225,000. The total of 10,175,000 shares represents 80% of the outstanding common stock of the Company. Yang Zhi Qiang used personal funds to purchase the shares of the Company. A copy of the form stock purchase agreement is attached hereto as Exhibit 2.1

There have been no arrangements or understandings among members of both the former and new control groups with respect to the election of directors, or any other matters.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

	2.1	Form Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KURRANT FOOD ENTERPRISES, Inc.

By:	/s/ Christopher Bell
Chief Executive Officer

Dated: January 6, 2011